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                                                                    EXHIBIT A

                     STATEMENT CORPORATION AND SUBSIDIARIES
                EXHIBIT SETTING FORTH THE COMPUTATION OF PRIMARY
                         EARNINGS PER SHARE INFORMATION
      (Dollars and number of shares in thousands except per share amounts)



                                         Year Ended Demcember 31,
                                   1996            1995            1994
                                   ----            ----            ----
Common shares used in computing
 per share......................   6,261           6,261           6,261
                                  ------          ------          ------
Net Income......................  $4,355          $7,365          $6,159
                                  ======          ======          ======
Earnings per common share.......    $.70           $1.18            $.98
                                  ======          ======          ======


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